UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2015
NUDG MEDIA INC.
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
711 S. Carson Street Ste. 4 Carson City, Nevada		89701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		888-332-3660
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2015, Nudg Media Inc. (the “Company”) announced that it has terminated its exclusive license with Nudg Media Inc., a Delaware corporation, without penalty or financial requirements.

Effective April 23, 2015, Jade Hall resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of the Company.  Ms. Hall's resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

Effective April 23, 2015, concurrently with the resignation of Ms. Hall, Gregory Rotelli was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of the Company.

Gregory Rotelli - President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Gregory Rotelli, age 54, has held leading positions in both technology startups as well as with established public companies. He has also been senior vice president of marketing for such companies as USSearch.com, a search engine technology company, and Systems Integrators (Sii), one of the largest computer hardware/software companies for major newspapers including Financial Times of London, Los Angeles Times, Le Monde of Paris and many more publications worldwide. He has over 25 years’ experience in senior management for both public and early-stage private companies, including former chief operating officer for Direct Stock Market, an online investment bank for emerging growth venture capital financing.

From July 2009 to July 2010, Mr. Rotelli was the president of Toro Ventures Inc., an oil and gas explorations company traded on the OTC Bulletin Board. His responsibility as president of the company included managing the day to day operations of the company. Since January 2000, Mr. Rotelli has been a principal of Pacific Coast Capital Group, LLC, a privately owned consulting group focused on oil and gas, mining and financial services. As a consultant, Mr. Rotelli has advised and negotiated in both structured financings and early stage investments. Since March 2011, Mr. Rotelli has been an officer and director of Razor Resources Inc., a minerals exploration company traded on the OTC Bulletin Board. His responsibility as officer and director includes managing the day to day operations of the company. From November 2011 to March 2015, Mr. Rotelli was an officer and director of Independence Energy, Corp., an oil and gas explorations company traded on the OTC Bulletin Board. His responsibility as officer and director included managing the day to day operations of the company. Since May 2011, Mr. Rotelli has been the president of Rostock Ventures Corporation, a resource exploration and production company engaged in the exploration, acquisition and development of mineral properties in the United States and traded on the OTC Bulletin Board. His responsibility as president of the company includes managing the day to day operations of the company.

Mr. Rotelli earned a Bachelor of Arts degree in Classics from Brown University in Rhode Island in 1982. He was deemed a Distinguished Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985.

The company appointed Gregory Rotelli as a member to its board of directors because of his experience with public companies.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUDG MEDIA INC.
/s/Gregory Rotelli
Gregory Rotelli
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Date:	April 30, 2015